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                                                               EXHIBIT 10.29
                         LOAN MODIFICATION AGREEMENT

      This Loan Modification Agreement is entered into as of November 27, 1996, by and between Fresh Choice, Inc. ("Borrower") whose address is 2901 Tasman Drive, Suite 109, Santa Clara, CA 95054, and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated December 20, 1995, together with all supplements thereto, as such agreement may be amended from time to time (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of Five Million Dollars ($5,000,000.00) (the "Revolving Facility"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and a Third Party Security Agreement dated December 20, 1995 (the "Security Agreement"), executed by Moffett Design Corporation ("Pledgor"). Additionally, repayment of the Indebtedness is secured by a Leasehold Deed of Trust and Assignment of Leases and Rents, dated January 25, 1996, recorded as Document Number 199602260709 in the Official Records of Sacramento County, California, a Leasehold Deed of Trust and Assignment of Leases and Rents, dated January 25, 1996, recorded as Document Number 199602260710 in the Official Records of Sacramento County, California, a Leasehold Deed of Trust and Assignment of Leases and Rents, dated January 25, 1996, recorded as Document Number 199600158091 in the Official Records of Sonoma County, California, a Leasehold Deed of Trust and Assignment of Leases and Rents, dated January 25, 1996, recorded as Document Number 13210795, on Page 0410 of Book P226 in the Official Records of Santa Clara County, California, and two (2) Deeds of Trust (with Security Agreement and Assignment of Rents and Leases), each dated December 20, 1995.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      A.    Modification(s) to Loan Agreement.

            1. The defined term Maturity Date is hereby modified to mean May 27, 1997.

            2. The defined term Committed Line is hereby modified to mean Three Million Dollars ($3,000,000.00).

            3. Section 2.3(a) entitled "Interest Rate" is hereby amended, in its entirety, to read as follows:

                  Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average Daily Balance, at a rate equal to one
                  (1) percentage point above the Prime Rate.



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            4.    The second paragraph in Section 6.3 entitled "Financial
                  Statements, Reports, Certificates" is hereby amended, in its entirety, to read as follows:

                  Within twenty-five (25) days after the last day of each fiscal quarter (rather than financial period), Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, as may be amended.

            5. Section 6.9 is hereby amended in its entirety to read as follows:

                  6.9 Minimum Tangible Net Worth. Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than $24,000,000.00.

            6. Section 7.11 entitled "Fixed Asset Acquisition" is hereby amended, in part, to increase the amount referenced therein to Two Million Dollars ($2,000,000.00) from December 1, 1996 through the Maturity Date.

            7.    Section 7.12 entitled "Expansion" is hereby deleted.

      B.    Modification(s) to Supplement to Loan and Security Agreement.

            1. The Quarterly Achievement of Projections covenant, the EBITDA Requirements covenant, and the Quarterly Fixed Charge Coverage covenant are hereby deleted.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF OUT OF POCKET EXPENSES. Borrower shall pay to Bank all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of Out of Pocket Expenses.



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      This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                       BANK:

FRESH CHOICE, INC.                              SILICON VALLEY BANK


By: /s/ David A. Anderson                       By: /s/ Julie Schneider
    -----------------------                         ---------------------------

Name: David A. Anderson                         Name: Julie Schneider
      ---------------------                           -------------------------

Title: V.P. & C.F.O.                            Title:  A.V.P.
       --------------------                            ------------------------

The undersigned hereby consents to the modifications to the Indebtedness pursuant to this Loan Modification Agreement, hereby ratifies all the provisions of the Loan Modification Agreement and confirms that all provisions of that document are in full force and effect.


PLEDGOR:

MOFFETT DESIGN CORPORATION                      Date:  12/10/96
                                                      --------------------------

By: /s/ David A. Anderson
   ------------------------------

Name: David A. Anderson
      ---------------------------

Title: Chief Financial Officer
       --------------------------



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